UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)      July 21, 2005

                       MYERS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code      (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 21, 2005, the Compensation Committee of the Board of Directors of Myers Industries, Inc. ("Company") approved an amended and restated employment agreement with John C. Orr, President and Chief Executive Officer of the Company. The agreement has an effective date of May 1, 2005. The material terms of the agreement are summarized on the attached Exhibit 10.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 21, 2005, Mr. John C. Orr, the President and Chief Executive Officer of Myers Industries, Inc. ("Company"), was elected to the Board of Directors of the Company. The appointment was effective immediately.

The Board's appointment of Mr. Orr filled a vacancy which existed on the Board of Directors. The nomination and appointment is due in part to an agreement between the Company and Mr. Orr that his nomination would be considered by the Board, subject to the Board's fiduciary duties. The Board does not intend to appoint Mr. Orr to any of its Committees due to his lack of independence as an executive officer of the Company.

There are no relationships or transactions for Mr. Orr which are reportable pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

(Registrant)

Date	July 22, 2005	By:	/s/ Kevin O'Neil

Kevin O'Neil
Vice President, General Counsel & Secretary